UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________________________________________
FORM 8-K
____________________________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
March 29, 2017
____________________________________________________________________________
A10 NETWORKS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-36343	20-1446869
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3 West Plumeria Drive
San Jose, CA 95134
(Address of principal executive offices, including zip code)
(408) 325-8668
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously announced in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 9, 2017, Greg Straughn stepped down as Chief Financial Officer (“CFO”) of A10 Networks, Inc. (the “Company”), effective as of February 23, 2017. Mr. Straughn’s departure is not the result of any material disagreement with the Company regarding its operations, policies or practices.
In connection with Mr. Straughn’s transition and departure, the Company and Mr. Straughn entered into a letter agreement on March 29, 2017, that confirms the terms of Mr. Straughn’s transition of employment with the Company (the “Transition Letter”).
The Transition Letter provides that between February 23, 2017, and through Mr. Straughn’s actual termination of employment with the Company (the “Transition Period”), which is expected to occur on April 1, 2017, Mr. Straughn will continue to be employed by the Company to assist in the transition of his duties. During the Transition Period, Mr. Straughn will continue to receive his current annualized salary, will continue to vest in his equity awards subject to their terms, and will continue to be eligible to participate in the Company’s benefits plans, subject to their terms. Subject to the successful transition of the CFO role, Mr. Straughn will be entitled to receive a one-time cash bonus of $30,000.
The Transition Letter also amends that certain Change in Control and Severance Agreement by and between Mr. Straughn and the Company dated December 1, 2013, the form of which was previously filed with the SEC on March 10, 2014, as Exhibit 10.25 to Amendment No. 1 to Form S-1 (the “Change in Control and Severance Agreement”), to provide, among other things, that if the Company has not terminated Mr. Straughn's employment with the Company for Cause (as defined in the Change in Control and Severance Agreement) and Mr. Straughn has satisfied certain other conditions, including timely signing and not revoking the Separation Agreement and Release attached to the Transition Letter upon termination of his employment, then (i) Mr. Straughn will be entitled to receive continuing transition payments at a rate equal to Mr. Straughn’s base salary rate, as in effect immediately prior to the termination of his employment, for a period of nine months, and, provided that Mr. Straughn timely elects and remains eligible for continued group health plan benefits, COBRA premiums to maintain health insurance coverage for him and any eligible dependents for up to nine months following such termination and (ii) any outstanding stock options held by Mr. Straughn that are exercisable as of the date of termination of Mr. Straughn’s employment will be amended such that they remain exercisable through the one year anniversary of such date.
The foregoing summary of the Transition Letter does not purport to be complete and is qualified in its entirety by the full text of the Transition Letter, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending March 31, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A10 NETWORKS, INC.
By: /s/ Lee Chen
Lee Chen
Chief Executive Officer (Principal Executive Officer)

Date: March 31, 2017